Exhibit 10.3

                              ARRANGEMENT AGREEMENT
                              ---------------------


                  THIS ARRANGEMENT AGREEMENT dated as of the 21st day of April, 2000 is

AMONG:

                  ABSTRACT ENTERPRISES CORP., a corporation incorporated pur-suant to the provisions of the COMPANY ACT (British Columbia)

                  ("Abstract")

AND:

                  AUTEO MEDIA INC., a corporation incorporated pursuant to the laws of the State of Nevada

                  ("AMI")

AND:

                  ABSTRACT OIL & GAS INC., a corporation incorporated pursuant to the provisions of the COMPANY ACT (British Columbia)

                  ("Newco")


WHEREAS:

A. By a Letter of Intent dated April 3, 2000 between Abstract and AMI, Abstract agreed, among other things, to proceed with a proposed corporate restructuring by way of a Plan of Arrangement whereby Abstract will reorganize its capital, certain assets of Abstract will be transferred from Abstract to Newco, a series of share exchanges will take place with the result that the Shareholders of Abstract will have equivalent shareholdings in Abstract and Newco, and Abstract will merge with AMI based on a share exchange between the Abstract Shareholders and AMI;

B. Abstract proposes to convene a meeting of its shareholders to consider the Arrangement under section 252 of the BCCA, on the terms and conditions set forth in the Plan of Arrangement annexed as Exhibit I hereto;

C. Each of the parties to this Agreement has agreed to partici-pate in and support the Arrangement.

                  NOW THEREFORE, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and

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sufficiency of which are hereby  acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:


                                    ARTICLE 1
                     DEFINITIONS, INTERPRETATION AND EXHIBIT

1.1               DEFINITIONS:  In this  Agreement, unless there is something in
                  -----------
the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

        (a) "AMI" means Auteo Media Inc., a company incorporated under the laws of the State of Nevada;

        (b) "AMI COMMON SHARES means the common shares without par value which AMI is authorized to issue;

        (c) "ABSTRACT" means Abstract Enterprises Corp., a company incorporated under the provisions of the BCCA;

        (d) "ABSTRACT COMMON SHARES" means the common shares without par value which Abstract is authorized to issue;

        (e) "ABSTRACT MEETING" means the annual and extraordinary general meeting of the Shareholders of Abstract and any adjournments thereof to be held to, among other things, consider and, if deemed advisable, approve the Arrangement;

        (f) "ABSTRACT PREFERRED SHARES" means the preferred shares which are to be issued under the Arrangement partly in exchange for Exchangeable Shares which are immediately thereafter to be exchanged on a one to one basis for Newco Common Shares;

        (g)       "AGREEMENT"  means  this  agreement   including  the  exhibit
                  attached hereto as the same may be supplemented or amended from time to time in writing signed by the parties;

        (h) "ARRANGEMENT" means the arrangement pursuant to section 252 of the BCCA as contemplated by the provisions of this Agree-ment and the Plan of Arrangement;

        (i) "BCCA" means the COMPANY ACT, R.S.B.C. 1996, Chapter 62, as amended;

        (j) "BUSINESS DAY" means a day which is not a Saturday, Sunday or statutory holiday;

        (k)       "CHARTER DOCUMENTS" means memorandum and articles;

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                                      -3-


        (l) "CLOSING DATE" means the later of July 31, 2000, the closing of the Financing (as defined below), or such other date as may be mutually agreed upon by the parties;

        (m)       "COURT" means the Supreme Court of British Columbia;

        (n) "EFFECTIVE DATE" means the date on which a certified copy of the Final Order is accepted by the Registrar;

        (o) EXCHANGEABLE SHARES" means the Abstract Common Shares as renamed and redesignated under paragraph 3.1 of the Plan of Arrangement;

        (p) "FINAL ORDER" means the final order of the Court approving the Arrangement;

        (q) "INFORMATION CIRCULAR" means the information circular of Abstract to be sent to the shareholders of Abstract in connec-tion with the Abstract Meeting;

        (r) "INTERIM ORDER" means the interim order of the Court providing advice and directions in connection with the Abstract Meeting and the Arrangement;

        (s) "NEWCO" means Abstract Oil & Gas Inc., incorporated under the provisions of the BCCA to facilitate the Arrangement;

        (t) "NEWCO COMMON SHARES" means the common shares which Newco is authorized to issue;

        (u) "NEWCO PREFERRED SHARES" means the preferred shares of Newco which are to be issued under the Arrangement in exchange for the Non-Internet Assets of Abstract (as defined in the Plan of Arrangement attached as Exhibit I hereto);

        (v) "PERSON" means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

        (w) "PLAN OF ARRANGEMENT" means the plan of arrangement attached to this Agreement as Exhibit I as the same may be amended from time to time in writing signed by the parties;

        (x) "RECORD DATE" means the close of business on that day which is four Business Days prior to the Effective Date for the purpose of determining the Shareholders of Abstract entitled to receive share certificates representing AMI Common Shares and Newco Common Shares under the Arrangement;

        (y)       "REGISTRAR" means the Registrar of Companies under the BCCA;
                  and

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                                      -4-


        (z)       "SHAREHOLDERS" means the shareholders of Abstract.

1.2               CURRENCY:  All amounts of money which are  referred to in this
                  --------
Agreement  are  expressed  in lawful money of Canada unless otherwise specified.

1.3               INTERPRETATION NOT AFFECTED BY HEADINGS: The division of this
                  ---------------------------------------
Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agree-ment. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the exhibits hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

1.4               NUMBER AND GENDER: In this Agreement, unless the context other
                  -----------------
wise requires, words importing the singular number only shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter.

1.5               DATE FOR ANY  ACTION:  In the  event  that any date on which
                  --------------------
any action is required to be taken hereunder by Abstract, AMI or Newco is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6               MEANING:  Words and phrases  used herein and defined in the
                  -------
BCCA shall have the same meaning herein as in the BCCA unless the context other-wise requires.

1.7               EXHIBIT:  Attached  hereto and deemed to be incorporated  into
                  -------
and form part of this  Agreement  as Exhibit I is the Plan of Arrangement.


                                    ARTICLE 2
                                   ARRANGEMENT

2.1               ARRANGEMENT:  The parties agree to effect the  Arrangement
                  -----------
pursuant to the provisions of section 252 of the BCCA on the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.

2.2               EFFECTIVE DATE OF ARRANGEMENT:  The Arrangement  shall become
                  -----------------------------
effective on the Effective Date as set out in the Plan of Arrangement.

2.3               COMMITMENT TO EFFECT:  The parties shall each use all reason-
                  --------------------
able efforts and do all things reasonably required to cause the Plan of Arrangement to become effective within two weeks of the Closing Date, or by such other date as the parties may mutually determine, and in conjunction therewith to cause the transactions and conditions contemplated by sections 5.1 and 6.1 to be completed prior to the Effective Date. Without limiting the generality of the foregoing, the parties

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                                      -5-


shall proceed forthwith to apply for the Interim Order and, upon obtainment thereof, Abstract shall call the Abstract Meeting and mail the Information Circular to the Shareholders.

2.4               FILING OF FINAL ORDER:  Upon the  Shareholders  approving the
                  ---------------------
Arrangement by special resolution in accordance with the provisions of the Interim Order and the BCCA, Abstract obtaining the Final Order and the other conditions contained in Article 6 hereof being complied with or waived, Abstract shall file a certified copy of the Final Order with the Registrar pursuant to subsection 252(3) of the BCCA on its behalf and on behalf of AMI and Newco together with such other documents as may be required in order to effect the Arrangement and shall request that such certified copy of the Final Order be accepted for filing by the Registrar. Upon such filing by the Registrar, the documents held in escrow in accordance with section 6.2 hereof shall be automatically released and the parties shall exchange such other documents as may be necessary or desirable in connection with the completion of the transactions contemplated by this Agreement and the Plan of Arrangement.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1               REPRESENTATIONS  AND  WARRANTIES:  Each of the parties  hereby
                  --------------------------------
represents  and warrants to each of the other parties that:

         (a) it is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and has full capacity and authority to enter into this Agreement and to perform its covenants and obligations hereunder;

         (b) subject to receipt of the approval of the shareholders of AMI, it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and this Agreement has been duly executed and delivered by it;

         (c) neither the execution and delivery of this Agreement nor the performance of any of its covenants and obligations hereunder will constitute a material default under, or be in any material contravention or breach of (i) any provision of its Charter Documents or other constating or governing corporate documents, (ii) any judgment, decree, order, law, statute, rule or regulation applicable to it, or (iii) any agreement or instrument to which it is a party or by which it is bound; and

         (d) no dissolution, winding up, bankruptcy, liquidation or similar proceedings have been commenced or are pending or proposed in respect of it.


                                    ARTICLE 4
                                    COVENANTS

4.1               COVENANTS: Each of the parties covenants with the others that
                  ---------
it will do and perform all such acts and things, and execute and deliver all such agreements, assurances, notices and other

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                                      -6-


documents and instruments, as may reasonably be required to facilitate the carrying out of the intent and purpose of this Agreement.

4.2               INTERIM ORDER AND FINAL ORDER:  The parties  acknowledge  that
                  -----------------------------
Abstract will apply to and obtain from the Court, pursuant to section 252 of the BCCA, the Interim Order providing for, among other things, the calling and holding of the Abstract Meeting for the purpose of considering and, if deemed advisable, approving and adopting the Arrangement. The parties each covenant and agree that if the approval of the Arrangement by the Shareholders of Abstract as set out in subsection 6.1(b) hereof is obtained, Abstract will thereafter (subject to the exercise of any discretionary authority granted to Abstract's directors by the Shareholders) take the necessary actions to submit the Arrangement to the Court for approval and apply for the Final Order in such fashion as the Court may direct and, subject to compliance with any of the other conditions provided for in Article 6 hereof and to the rights of termination contained in Article 7 hereof, file with the Registrar, as soon as practicable thereafter, pursuant to subsection 252(3) of the BCCA, a certified copy of the Final Order to give effect to the Arrangement.


                                    ARTICLE 5
                      ABSTRACT REORGANIZATION TRANSACTIONS

5.1               ABSTRACT REORGANIZATION TRANSACTIONS: On or before the Closing
                  ------------------------------------
Date, the parties shall enter into such agreements as may be required confirming the basis on which Abstract shall effect the reorganization of its capital and transfer its Non-Internet Assets (as defined in the Plan of Arrangement attached as Exhibit I hereto) to Newco, and establishing procedures for dealing with transitional matters arising out of the Arrangement.


                                    ARTICLE 6
                                   CONDITIONS

6.1               CONDITIONS PRECEDENT:  The respective obligations of the
                  --------------------
parties to complete the transactions contemplated by this Agreement and the obligation of Abstract to file a certified copy of the Final Order on its behalf and on behalf of AMI and Newco with the Registrar pursuant to subsection 252(3) of the BCCA required to give effect to the Arrangement with the Registrar shall be subject to the satisfaction of the following conditions:

          (a) the Interim Order shall have been granted in form and sub-stance satisfactory to Abstract;

          (b) the Arrangement and this Agreement, with or without amendment, shall have been approved at the Abstract Meeting by the Shareholders of Abstract in accordance with the provisions of the BCCA, the Charter Documents of Abstract, the Interim Order and the requirements of any applicable regulatory authorities;

          (c) the Final Order shall have been obtained in form and substance satisfactory to

                  Abstract;

          (d) the Canadian Venture Exchange shall have conditionally approved the Arrangement;

          (e) all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders required or necessary or desirable for the completion of the transactions provided for in this Agreement and the Plan of Arrangement shall have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances;

          (f) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and the Arrangement;

          (g) the parties shall have entered into such agreements as required pursuant to section 5.1 of this Agreement;

          (h) the parties shall have obtained all necessary approvals for the Arrangement including approval by the directors and shareholders of each of AMI and Abstract and all necessary court and regulatory approvals;

          (i) except for the conversion of any currently outstanding conver-tible preferred shares or debentures or the exercise of any currently outstanding options or warrants or similar rights, except for AMI's planned issuance of 1,000,000 additional shares via a Registration 506 offering, except for the Financing, and except for the issue and exercise of the addi-tional stock options permitted to be issued by AMI in an amount not to exceed 10% of the number of outstanding common shares of AMI after completion of the transactions comprising the Arrangement, and by Abstract in an amount not to exceed 200,000 stock options, no additional shares of any class in the capital of Abstract or AMI (or any securities including convertible debentures, warrants, options or other rights to acquire any shares in the capital of Abstract or AMI) shall be issued prior to the completion of the Arrangement;

          (j) there shall not have occurred any material adverse change in the finances, operations or business of Abstract or AMI and the audited financial results of their respective operations, for the fiscal years ended January 31, 2000 and December 31, 1999, respectively, shall not vary materially adversely from the draft financial results as set out in the form attached as Schedule A, and the actual financial results for the period up to the date of the Arrangement shall not vary materially adversely from the pro forma financial plans as set out in Schedule A;

          (k) if required as a result of its due diligence, Abstract shall have received from its financial advisors, on or before the Effective Date, or such other date as is acceptable to Abstract, a satisfactory valuation/fairness opinion with respect to the

                  Arrangement;

          (l) AMI and Abstract shall have received from their respective tax and legal advisors satisfactory opinions with respect to the Arrangement.

          (m) neither of Abstract nor AMI nor any of their subsidiaries shall be a party to any actions, suits or proceedings which could materially adversely affect their business or financial condition, and no such actions, suits or proceedings shall be contemplated or shall have been threatened; and

          (n)     AMI shall  have  completed  a  financing  of  approximately
                  US$3-5 Million, but not less than US$3 Million (the "Financing"), on or before September 30, 2000; provided however that the September 30, 2000 date may be extended by the mutual agreement of the parties, for no additional consideration.


Except for the conditions set forth in subsections (a), (b), (c) and (d) above any of the foregoing conditions may be waived at the discretion of any party whose interests are affected by such condition.

6.2               PRE-CLOSING:  Unless this Agreement is terminated  earlier
                  -----------
pursuant to the provisions hereof, the parties shall on the Closing Date deliver to the other of them:

         (a) the documents required to be delivered by it hereunder to complete the transactions contemplated hereby, provided that each such document required to be dated the Effective Date shall be dated as of, or become effective on, the Effective Date and shall be held in escrow to be released upon the acceptance for filing by the Registrar of the Final Order; and

         (b) written confirmation as to the satisfaction or waiver by it of the conditions in its favour contained in this Agreement;

6.3               MERGER OF CONDITIONS:  The conditions set out in section 6.1
                  --------------------
hereof shall be conclusively deemed to have been satisfied, waived or released upon the acceptance for filing by the Registrar of a certified copy of the Final Order under subsection 252(3) of the BCCA.

6.4               MERGER OF  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS:  The
                  -------------------------------------------------------
provisions of sections 3.1 and 4.1 hereof shall be conclusively deemed to have been satisfied in all respects by the filing with the Registrar of a certified copy of the Final Order required to give effect to the Arrangement, and shall accordingly merge in and not survive the effectuation of the Arrangement by filing of the Final Order with the Registrar giving effect to the Arrangement.


                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

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                                      -9-


7.1               AMENDMENT:  Subject to any mandatory applicable  restrictions
                  ---------
under the BCCA or the Final Order, this Agreement including the Plan of Arrangement may, at any time and from time to time before or after the holding of the Abstract Meeting, but prior to the Effective Date, be amended by the written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the Shareholders of Abstract.

7.2               CESSATION  OF RIGHT:  The right of Abstract or any other party
                  -------------------
to amend the Plan of Arrangement pursuant to section 7.1 shall be extinguished at the time at which the certified copy of the Final Order is filed with the Registrar pursuant to subsection 252(3) of the BCCA.


                                    ARTICLE 8
                                     GENERAL

8.1               NOTICE:  All notices  which may or are required to be given
                  ------
pursuant to any provision of this Agreement shall be given or made in writing and shall be delivered or telecopied, addressed as follows:

(a)   in the case of Abstract or Newco:    (b)   in the case of AMI:

      Suite 1095 - 555 Burrard Street            16700 - 198th Avenue N.E.
      Vancouver, BC                              Woodinville, WA  98072
      V7X 1M8                                    ATTENTION:  Steven Van Leeuwen,
      ATTENTION:  Mr. Michael Kinley,                        President
                  President                      Telecopy number (425) 844-2850
      Telecopy number:  (604) 685-1267



      with a copy to:                            with a copy to:

      Reid & Company                             Foster Swift Collins & Smith
      1040 - 1055 West Hastings Street           313 South Washington Square
      Vancouver, BC                              Lansing, Michigan U.S.A.
      V6E 2E9                                    48933-2193
      ATTENTION:  R.S. (Rob) Doman               ATTENTION:  Mr. Louis K. Nigg
      Telecopy number (604) 687-5872             Telecopy number (517) 371-8200





8.2               ASSIGNMENT:  None of the parties may assign its rights or
                  ----------
obligations under this Agreement or the Arrangement without the prior written consent of the others of them.

8.3               BINDING  EFFECT:  This  Agreement  and the  Arrangement  shall
                  ---------------
be binding upon and shall ensure to the benefit of the parties and their respective successors and permitted assigns.

8.4               WAIVER:  Any waiver or release of the  provisions of this
                  ------
Agreement, to be effective, must be in writing and executed by the party granting such waiver or release.

8.5               GOVERNING  LAW:  This  Agreement  shall be governed by and be
                  --------------
construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

8.6               COUNTERPARTS: This Agreement may be executed in one or more
                  ------------
counterparts and by facsimile, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

8.7               EXPENSES:  All expenses  incurred in  connection  with this
                  --------
Agreement, the Arrangement and the transactions contemplated hereby and thereby shall be borne entirely by Abstract.

8.9               TIME OF ESSENCE:  Time is of the essence of this Agreement.
                  ---------------

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


                           ABSTRACT ENTERPRISES CORP.


                           Per:
                               -------------------------------------------------



                           AUTEO MEDIA INC.



                           Per:
                               -------------------------------------------------



                           ABSTRACT OIL & GAS INC.


                           Per:
                               -------------------------------------------------

                                    EXHIBIT I
                          TO THE ARRANGEMENT AGREEMENT
                    DATED THE 17TH DAY OF APRIL, 2000 BETWEEN
                           ABSTRACT ENTERPRISES CORP.,
                                AUTEO MEDIA INC.
                                       AND
                                      NEWCO



                               PLAN OF ARRANGEMENT
                               -------------------

                        ARRANGEMENT UNDER SECTION 252 OF
                       THE COMPANY ACT (BRITISH COLUMBIA)


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION


1.1               DEFINITIONS:  In this plan of arrangement,  unless there is
                  -----------
something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

         (a) "AMI" means Auteo Media Inc., a company incorporated under the laws of the State of Nevada;

         (b) "AMI COMMON SHARES" means the common shares in the capital of AMI which AMI is authorized to issue;

         (c) "ABSTRACT" OR THE "CORPORATION" means Abstract Enterprises Corp.,a company incorporated under the provisions of the BCCA;

         (d) "ABSTRACT COMMON SHARES" means the common shares without par value which Abstract is authorized to issue;

         (e) "ABSTRACT MEETING" means the annual and extraordinary general meeting of the Abstract Shareholders and any adjournments thereof to be held to, among other things, consider and, if deemed advisable, approve the Arrangement;

         (f) "ABSTRACT NON-INTERNET ASSETS" means all of Abstract's assets and obligations other than Abstract's 5% interest in Tysa Corporation, and its option to acquire a further 12.5% interest in Tysa Corporation;

         (g) "ABSTRACT PREFERRED SHARES" means the preferred shares which are to be issued under the Arrangement partly in exchange for the Exchangeable Shares which are immediately thereafter to be exchanged on a one to one basis for Newco Common Shares;

         (h) "ABSTRACT REDEMPTION AMOUNT" means the amount for which each Abstract Preferred Share is redeemable, as referred to in paragraph 3.1(g) of the Plan of Arrangement, as determined by the directors of Abstract in accordance with the redemption provisions of the Abstract Preferred Shares;

         (i)      "ABSTRACT SHAREHOLDERS" means the shareholders of Abstract;

         (j) "ARRANGEMENT" means the arrangement pursuant to section 252 of the BCCA on the terms and conditions set out herein;

         (k) "ARRANGEMENT AGREEMENT" means the arrangement agreement dated as of April 21, 2000 between Abstract, AMI and Newco including the exhibits attached thereto, as may be supplemented or amended from time to time in writing signed by the parties;

         (l) "BCCA" means the COMPANY ACT, R.S.B.C. 1996, Chapter 62, as amended;

         (m) "BUSINESS DAY" means a day which is not a Saturday, Sunday or statutory holiday;

         (n)      "COURT" means the Supreme Court of British Columbia;

         (o)      "DEPOSITORY" means the Transfer Agent;

         (p) "EFFECTIVE DATE" means the date on which the Arrangement becomes effective in accordance with the provisions of the Arrangement Agreement;

         (q) "EFFECTIVE TIME" means 5:00 p.m. (Vancouver time) on the Effective Date;

         (r) "EXCHANGEABLE SHARES" means the Abstract Common Shares as renamed and redesignated pursuant to subsection 3.1(a) of this Plan of Arrangement;

         (s) "FINAL ORDER" means the final order of the Court approving the Arrangement;

         (t)      "ITA" means Income Tax Act (Canada);

         (u) "INTERIM ORDER" means the interim order of the Court providing advice and directions in connection with the Abstract Meeting and the Arrangement;

         (v) "NEWCO" means Abstract Oil & Gas Inc., incorporated under the provisions of the BCCA to facilitate the Plan of Arrangement;

         (w) "NEWCO COMMON SHARES" means the common shares without par value which Newco is authorized to issue as the same are constituted on the date hereof;

         (x) "NEWCO PREFERRED SHARES" means the preferred shares of Newco which are to be issued under the Arrangement in exchange for the Abstract Non-Internet Assets;

         (y) "NEWCO REDEMPTION AMOUNT" means the amount for which each Newco Preferred Share is redeemable, as referred to in paragraph 3.1(f) of the Plan of Arrangement, as determined by the directors of Newco in accordance with the redemption provisions of the Newco Preferred Shares;

         (z) "PLAN OF ARRANGEMENT" means this Plan of Arrangement, as the same may be amended from time to time in writing signed by the parties;

         (aa) "RECORD DATE" means the close of business on that day which is four Business Days prior to the Effective Date for the purpose of determining the Abstract Shareholders entitled to receive share certificates representing AMI Common Shares and Newco Common Shares under the Arrangement;

         (bb)     "REGISTRAR" means the Registrar of Companies under the BCCA;
                  and

         (cc) "TRANSFER AGENT" means Montreal Trust Company at its principal office in Vancouver, British Columbia.

1.2               INTERPRETATION  NOT  AFFECTED  BY  HEADINGS:  The  division of
                  -------------------------------------------
this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specifically indicated, the terms "this Plan of Arrangement", "hereof", "hereunder" and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

1.3 NUMBER AND GENDER: Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and words importing persons shall include firms and corporations.

1.4               MEANING:  Words and phrases  used herein and defined in the
                  -------
BCCA shall have the same meaning herein as in the BCCA, unless the context otherwise requires.

                                    ARTICLE 2
                              ARRANGEMENT AGREEMENT

2.1               ARRANGEMENT  AGREEMENT:  This Plan of Arrangement  is made
                  ----------------------
pursuant and subject to the provisions of the  Arrangement Agreement.


                                    ARTICLE 3
                                 THE ARRANGEMENT

3.1               THE  ARRANGEMENT:  On the Effective  Date, the following shall
                  ----------------
occur and be deemed to occur in the following order, without any further act or formality, and with each transaction or event being deemed to occur immediately after the occurrence of the transaction or event next preceding it, but subject to the provisions of Article 4:

                  Effective as of the Effective Time:

                  REORGANIZATION OF ABSTRACT AND SHARE EXCHANGE WITH NEWCO:

         (a) The Memorandum and Articles of Abstract will be amended as set out in Appendix I, so as to include the share provisions set forth in Section 3 thereof, and the Memorandum and Articles of Newco will be created as set out in Appendix II, so as to create the share provisions set forth in Section 3 thereof;

         (b) Each Exchangeable Share issued and outstanding at the Effec-tive Time (including any treasury shares held by the Corpora-tion in itself) shall be exchanged for one Abstract Common Share and one Abstract Preferred Share. Each Abstract Share-holder will cease to be the holder of the Exchangeable Shares so converted and shall become the holder of the number of Abstract Common Shares and Abstract Preferred Shares issued to such Abstract Shareholder. The name of such Abstract Share-holder (including the Corporation, to the extent that it holds any treasury shares in itself) will be removed from the regis-ter of shareholders of Exchangeable Shares with respect to the Exchangeable Shares so converted and will be added to the registers of shareholders of Abstract Common Shares and Abstract Preferred Shares as the holder of the number of Abstract Common Shares and Abstract Preferred Shares, respec-tively, so issued to such Abstract Shareholder. The Corpora-tion may elect to have the provisions of subsection 85(1) of the ITA apply to the exchange of any treasury shares which the Corporation holds in itself immediately prior to the Arrange-ment for Abstract Common Shares and Abstract Preferred Shares. Should any competent taxing authority at any time issue or propose to issue any assessment or assessments that impose or would impose any liability for tax on the basis that the fair market value of the Exchangeable Shares is other than the amount approved by the Directors of the Corporation and if the directors of the Corporation or a competent Court or tribunal agree with such revaluation and all appeal rights have been exhausted or all times for appeal have expired without appeals having been taken or should the

                  Directors of the Corporation otherwise determine that the fair market value of the Exchangeable Shares is other than the amount previously approved by the Directors, then the Abstract Redemption Amount of the Abstract Preferred Shares shall be adjusted NUNC PRO TUNC to reflect the agreed upon fair market value and all necessary adjustments, payments and repayments as may be required shall forthwith be made between the proper parties. Notwithstanding the foregoing and in spite of such adjustment, the Abstract Shareholders shall in any event still end up holding, at the conclusion of the reorganization of the Corporation and share exchange with Newco, one Abstract Common Share and one Newco Common Share for each Abstract Common Share held immediately prior to the Arrangement, and any intercorporate debt shall still be cancelled pursuant to subsection 3.1(h);

         (c) The Exchangeable Shares which were exchanged for Abstract Common and Abstract Preferred Shares shall be cancelled and the Exchangeable Shares shall be cancelled as a class of shares of the Corporation, with the appropriate entries being made in the register of shareholders and with the Memorandum of the Corporation being amended to delete the Exchangeable Share provisions there from;

                  BUTTERFLY DIVISION OF BUSINESS/ REORGANIZATION PURSUANT TO PARAGRAPH 55(3)(B) OF THE ITA:

         (d) The Abstract Shareholders (including the Corporation, to the extent that it holds any treasury shares in itself) shall transfer to Newco their Abstract Preferred Shares in exchange for the issuance by Newco to the holders of such Abstract Preferred Shares of one Newco Common Share for each Abstract Preferred Share acquired. The names of such shareholders shall be removed from the register of shareholders of Abstract Preferred Shares with respect to the Abstract Preferred Shares so exchanged and will be added to the register of shareholders of Newco Common Shares as the holders of the number of Newco Common Shares so issued to such shareholders. Newco's name shall be added to the register of shareholders of Abstract Preferred Shares as the holder of the Abstract Preferred Shares so acquired by Newco;

          (e) Abstract shall transfer the Abstract Non-Internet Assets to Newco in consideration of which (i) Newco shall issue to Abstract such number of Newco Preferred Shares as determined by its directors based on the value of the Abstract Non-Internet Assets; (ii) Newco shall assume responsibility for all of Abstract's existing debts and obligations with respect to the Abstract Non-Internet Assets; and (iii) Newco shall jointly elect with Abstract to have the provisions of subsec-tion 85(1) of the ITA apply to such transfer. Abstract's name shall be added to the register of shareholders of Newco Pre-ferred Shares as the holder of the Newco Preferred Shares so issued to Abstract and, to the extent that any Abstract Common Shares or Newco Common Shares held by the Corporation as a result of the steps set out at subsections 3.1(b) and (d) form part of the Abstract Non-Internet Assets, Abstract's name shall be deleted from and Newco's name shall be added to the registers of shareholders of Abstract Common

                  Shares and Newco Common Shares as the holder of the number of Abstract Common Shares and Newco Common Shares, respectively, so transferred to Newco;

         (f) Newco shall redeem all of the issued and outstanding Newco Preferred Shares for an aggregate redemption amount equal to the aggregate of the Newco Redemption Amounts for all such Newco Preferred Shares, and shall effect the payment of such aggregate redemption amount by issuing to Newco a demand promissory note (the "Newco Redemption Note") in a principal amount equal to such aggregate redemption amount and bearing interest at a rate equal to the Canadian dollar commercial loan prime rate of the Bank of Montreal from the date of demand to the date of payment, whereupon all of the Newco Preferred Shares will be cancelled, with the appropriate entry being made in Newco register of shareholders;

         (g) Abstract shall redeem all of the issued and outstanding Abstract Preferred Shares for an aggregate redemption amount equal to the aggregate of the Abstract Redemption Amounts for all such Abstract Preferred Shares, and shall effect the payment of such aggregate redemption amount by issuing to
                  Newco a demand promissory note (the "Abstract Redemption Note") in a principal amount equal to such aggregate redemption amount and bearing interest at a rate equal to the Canadian dollar commercial loan prime rate of the Bank of Montreal from the date of demand to the date of payment, whereupon all of the Abstract Preferred Shares will be cancelled, with the appropriate entry being made in Abstract's register of shareholders;

                  SATISFACTION OF NOTES:

         (h) Abstract shall pay out and satisfy the Abstract Redemption Note by transferring the Newco Redemption Note to Newco, whereupon both the Abstract Redemption Note and the Newco Redemption Note shall be cancelled.

                  MERGER WITH AMI:

         (i) AMI shall purchase from each Abstract Shareholder all Abstract Common Shares held by such Abstract Shareholder in consideration of the issuance by AMI to each Abstract
                  Shareholder of one (1) AMI Common Share for each four (4) Abstract Common Shares held by such shareholder. The names of such Abstract Shareholders shall be removed from the register of shareholders of Abstract Common Shares so transferred and will be added to the register of shareholders of AMI Common Shares as the holders of the number of AMI Common Shares so issued to such shareholders.

3.2               DEEMED FULLY PAID AND  NON-ASSESSABLE  SHARES:  All Abstract
                  ---------------------------------------------
Common Shares, Abstract Preferred Shares and Newco Common Shares and Newco Preferred Shares shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the COMPANY ACT.

3.3               ARRANGEMENT  EFFECTIVENESS:   The  Arrangement  shall  become
                  --------------------------
finally and conclusively binding on the Abstract Shareholders and each of the corporations referred to in section 3.1 upon the Effective Date.

3.4               SUPPLEMENTARY ACTIONS:  Notwithstanding that the transactions
                  ---------------------
and events set out in section 3.1 shall occur and shall be deemed to occur in the chronological order therein set out without any act or formality, each of Abstract, AMI and Newco shall be required to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to give effect to, or further document or evidence, any of the transactions or events set out in section 3.1, including, without limitation, any resolutions of directors authorizing the issue, transfer or redemption of shares, any share transfer powers evidencing the transfer of shares and any receipt therefor, and any necessary additions to or deletions from share registers.


                                    ARTICLE 4
                                  CERTIFICATES

4.1              ABSTRACT PREFERRED SHARE CERTIFICATES AND NEWCO PREFERRED SHARE
                 ---------------------------------------------------------------
CERTIFICATES:
------------
Recognizing that all of the Abstract Preferred Shares issued to the Abstract Shareholders will immediately be acquired by Newco in exchange for Newco Common Shares, Abstract will not issue Abstract Preferred Share certificates to the Abstract Shareholders, but will issue to Newco a certificate for all such Abstract Preferred Shares upon Newco's acquisition thereof. Notwithstanding the foregoing, the parties acknowledge that the issuance of share certificates in this manner is being done for administrative convenience only and is not intended to and does not detract from the beneficial ownership that the Shareholders will have in the Abstract Preferred Shares pursuant to subsection 3.1(b) of this Plan of Arrangement. In addition, Newco will issue to Abstract a certificate for the Newco Preferred shares referred to in subsection 3.1(e) upon Abstract's acquisition thereof.

4.2.1             NEWCO COMMON SHARE CERTIFICATES:  From and after the Effective
                  -------------------------------
Time share certificates representing Abstract Common Shares held by Abstract Shareholders not deemed to have been cancelled pursuant to subsection 3.1(a) shall for all purposes be deemed to be share certificates representing Newco Common Shares, and as soon as practicable following the Effective Date new share certificates shall be issued holders of Newco Common Shares with respect to Newco Common Shares issued in connection with the Arrangement.

4.3               AMI  COMMON  SHARE  CERTIFICATES:  As  soon as  practicable
                  --------------------------------
following the Effective Date, certificates representing the AMI Common Shares issuable in connection with the Arrangement will be delivered to the Abstract Shareholders.


                                    ARTICLE 5
                                 REFERENCE DATE

5.1               REFERENCE DATE:  This plan of arrangement is dated for refe-
                  --------------
rence April 21, 2000.

                                   APPENDIX I
                                     TO THE
                               PLAN OF ARRANGEMENT


                               ALTERED MEMORANDUM
                               ------------------

                        (As  altered  by a Plan  of  Arrangement under  section
                  252 of the COMPANY ACT approved by Special Resolution passed on July 14, 2000)


                                     FORM 1
                                   (Section 5)

                                   COMPANY ACT

                                   MEMORANDUM
                                       OF
                           ABSTRACT ENTERPRISES CORP.


1.                The name of the Company is "Abstract Enterprises Corp."

2. The authorized capital of the Company consists of 250,000,000 shares divided into:

         (a)      50,000,000 Exchangeable Shares without par value;

         (b)      100,000,000 Common shares without par value; and

         (c)      100,000,000 Preferred shares without par value.

3. The Exchangeable shares, the Common Shares and the Preferred shares shall have the following special rights and restrictions:

3.1               DEFINITIONS

In these Special Rights and Restrictions:

         (a) "ARRANGEMENT" means the arrangement pursuant to section 252 of the COMPANY ACT (British Columbia) as contemplated by the Arrangement Agreement dated April 21, 2000 among the Company, Auteo Media Inc. and Abstract Oil & Gas Inc.;

         (b) "COMMON SHARE" or "COMMON SHARES" means one or more issued Common shares in the capital of the Company without par value;

         (c) "EXCHANGEABLE SHARE" means one or more issued Exchangeable Common Share in the capital of the Company without par value; and

         (d) "PREFERRED SHARE" or "PREFERRED SHARES" means one or more issued Preferred shares in the capital of the Company without par value.

3.2               VOTING RIGHTS

The holders of the Common shares and the Exchangeable Common shares are entitled to receive notice of and to attend and vote at any general meeting of the shareholders of the Company. The holders of the Preferred shares are not entitled to receive notice of nor to attend any general meeting of the shareholders of the Company and, if in attendance, will not be entitled to vote at such meeting. A holder of Preferred shares will only be entitled to notice of and to attend and vote at meetings of the holders of Preferred shares.

3.3               DIVIDENDS

The  Common  shares,   the  Preferred   shares  and  the   Exchangeable   shares
(collectively, the "shares") have the following special rights and restrictions attached to them with respect to dividends:

         (a) subject to paragraphs 3.3(b), (c), (d) and (e), the Directors may, in their discretion, declare and pay dividends on the Common shares and the Exchangeable shares but no dividends may be declared or paid on the Preferred shares;

         (b) if the Directors declare or pay dividends on the Common shares, then the Directors must, at the same time, also declare or pay, as the case may be, dividends on the Exchangeable shares;

         (c) if the Directors declare or pay dividends on the Exchangeable shares, then the Directors must, at the same time, also declare or pay, as the case may be, dividends on the Common shares;

         (d) the holders of Common shares are entitled to payment of dividends, as and when declared, in the same proportion of the total amount of dividends as the ratio of the number of outstanding Common shares to the aggregate number of outstanding Common shares and Exchangeable shares; and

         (e) the holders of Exchangeable shares are entitled to payment of dividends, as and when declared, in the same proportion of the total amount of dividends as the ratio of the number of outstanding Exchangeable shares to the aggregate number of outstanding Common shares and Exchangeable shares; and

3.4               CONVERSION OF EXCHANGEABLE  SHARES

Pursuant to the Arrangement, each Exchangeable share held will be exchangeable by each holder for one Common share and one Preferred share.

3.5               REDEMPTION AMOUNT

The "Redemption Amount" in respect of each Preferred share shall be such amount as may be determined by the Directors at the time such Preferred Share is issued.

3.6               RIGHTS OF REDEMPTION

         (a) On the Effective Date and subject to the provisions of the COMPANY ACT (BRITISH COLUMBIA), each Preferred share will be redeemed, without any notice or other act or formality required by the Company or the holder, and the holder shall cease to be entitled to any right in respect of such share except to receive the Redemption Amount, unless the transfer of the Redemption Amount is not made by the Company in accordance with this paragraph 3.6, in which case the rights of the holder of such share shall remain unimpaired. Forthwith after the redemption, the Company will take and cause to be taken all necessary steps to transfer the Redemption Amount to the holder for each Preferred share redeemed, all in accordance with the Arrangement.

         (b) For greater certainty, the Redemption Amount of the preferred share shall be the amount of consideration determined by the Directors of the Company and adjusted by the Directors at any time or times so as to ensure that the Redemption Amount of such Preferred Shares issued as partial or total consideration for the purchase by the Company of any assets or the conversion or exchange of any shares (the "Purchased Assets") shall equal the difference between the fair market value of the Purchased Assets as at the date of purchase, conversion or exchange by the Company and the aggregate value of non-share consideration, if any, issued by the Company as partial or total consideration for the Purchased Assets.

         (c) Such fair market value shall be determined by the Directors of the Company upon such expert advice as they deem necessary. Should, however, any competent taxing authority at any time issue or propose to issue any assessment or assessments that impose or would impose any liability for tax on the basis that the fair market value of the Purchased Assets is other than the amount approved by the Directors and if the Direc-tors or a competent Court or tribunal agree with such revalu-ation and all appeal rights have been exhausted or all times for appeal have expired without appeals having been taken or should the Directors of the Corporation otherwise determine that the fair market value of the Purchased Assets is other than the amount previously approved by the Directors, then the Redemption Amount of the Preferred Shares shall be adjusted NUNC PRO TUNC pursuant to the provisions of this paragraph to reflect the agreed upon fair market value and all necessary adjustments, payments and repayments as may be required shall forthwith be made between the proper parties.

3.7               LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of liquidation, dissolution or winding-up of the Company or other return of capital by the Company, whether voluntary or involuntary:

         (a) the holders of the Preferred shares are entitled to receive, before any distribution of any part of the profits and assets of the Company among the holders of any other shares, the Redemption Amount, and no other assets or property;

         (b) once the prior distributions have been made to the holders of Preferred shares described in paragraphs 3.7(a), the holders of the Common shares are entitled to all further distributions of the profits and assets of the Company.

3.8               MODIFICATION OF RIGHTS AND RESTRICTIONS

Preferences, qualifications, limitations, restrictions and rights attached to shares in any class may be altered, amended or changed only by a resolution passed by a majority of not less than three-quarters of the then registered holders of shares in such class, together with a Special resolution passed by the Company, and not otherwise.



                                        ----------------------------------------
                                        Michael W. Kinley, President
                                        Abstract Enterprises Corp.

                                   APPENDIX II
                                     TO THE
                               PLAN OF ARRANGEMENT

                                   MEMORANDUM
                                   ----------

                       (As  altered  by a Plan  of  Arrangement under  section
                  252 of the COMPANY ACT approved by Special Resolution passed on April 17, 2000)


                                     FORM 1
                                   (Section 5)

                                   COMPANY ACT

                                   MEMORANDUM
                                       OF
                             ABSTRACT OIL & GAS INC.


1.       The name of the Company is "Abstract Oil & Gas Inc.".

2. The authorized capital of the Company consists of 200,000,000 shares divided into:

         (a)      100,000,000 Common shares without par value; and

         (b)      100,000,000 Preferred shares without par value.

3. The Common shares and the Preferred shares shall have the following special rights and restrictions:

3.1               DEFINITIONS

In these Special Rights and Restrictions:

         (a) "ARRANGEMENT" means the arrangement pursuant to section 252 of the COMPANY ACT (British Columbia) as contemplated by the Arrangement Agreement dated April 17, 2000 among the Company, Auteo Media Inc. and Abstract Enterprises Corp.;

         (b) "COMMON SHARE" or "COMMON SHARES" means one or more issued Common shares in the capital of the Company without par value; and

         (c) "PREFERRED SHARE" or "PREFERRED SHARES" means one or more issued Preferred shares in the capital of the Company without par value.


3.2               VOTING RIGHTS

The holders of the Common shares are entitled to receive notice of and to attend and vote at any general meeting of the shareholders of the Company. The holders of the Preferred shares are not entitled to receive notice of nor to attend any general meeting of the shareholders of the Company and, if in attendance, will not be entitled to vote at such meeting. A holder of Preferred shares will only be entitled to notice of and to attend and vote at meetings of the holders of Preferred shares.

3.3               DIVIDENDS

The Directors may, in their discretion, declare and pay dividends on the Common shares but no dividends may be declared or paid on the Preferred shares;

3.4               REDEMPTION AMOUNT

The "Redemption Amount" in respect of each Preferred share shall be such amount as may be determined by the Directors at the time such Preferred Share is issued

3.5               RIGHTS OF REDEMPTION

         (a) On the Effective Date and subject to the provisions of the COMPANY ACT, each Preferred share will be redeemed, without any notice or other act or formality required by the Company or the holder, and the holder shall cease to be entitled to any right in respect of such share except to receive the Redemption Amount, unless the transfer of the Redemption Amount is not made by the Company in accordance with this paragraph 3.5, in which case the rights of the holder of such share shall remain unimpaired. Forthwith after the redemption, the Company will take and cause to be taken all necessary steps to transfer the Redemption Amount to the holder for each Preferred share redeemed, all in accordance with the Arrangement.

         (b) For greater certainty, the Redemption Amount of the preferred share shall be the amount of consideration determined by the Directors of the Company and adjusted by the Directors at any time or times so as to ensure that the Redemption Amount of such Preferred Shares issued as partial or total consideration for the purchase by the Company of any assets or the conversion or exchange of any shares (the "Purchased Assets") shall equal the difference between the fair market value of the Purchased Assets as at the date of purchase, conversion or exchange by the Company and the aggregate value of non-share consideration, if any, issued by the Company as partial or total consideration for the Purchased Assets.

         (c) Such fair market value shall be determined by the Directors of the Company upon such expert advice as they deem necessary. Should, however, any competent taxing authority at any time issue or propose to issue any assessment or assessments that impose or would impose any liability for tax on the basis that the fair market value of the Purchased Assets is other than the amount approved by the Directors and if the Directors or a competent Court or tribunal agree with such revaluation and all appeal rights have been exhausted or all times for appeal have expired without appeals having been taken or should the Directors of the Corporation otherwise determine that the fair market value of the Purchased Assets is other than the amount previously approved by the Directors, then the Redemption Amount of the Preferred Shares shall be adjusted NUNC PRO TUNC pursuant to the provisions of this paragraph to reflect the agreed upon fair market value and all necessary adjustments, payments and repayments as may be required shall forthwith be made between the proper parties.

3.6               LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of liquidation, dissolution or winding-up of the Company or other return of capital by the Company, whether voluntary or involuntary:

         (a) the holders of the Preferred shares are entitled to receive, before any distribution of any part of the profits and assets of the Company among the holders of any other shares, the Redemption Amount, and no other assets or property;

         (b) once the prior distributions have been made to the holders of Preferred shares described in paragraphs 3.6(a), the holders of the Common shares are entitled to all further distributions of the profits and assets of the Company.

3.7               MODIFICATION OF RIGHTS AND RESTRICTIONS

Preferences, qualifications, limitations, restrictions and rights attached to shares in any class may be altered, amended or changed only by a resolution passed by a majority of not less than three-quarters of the then registered holders of shares in such class, together with a Special resolution passed by the Company, and not otherwise.




                                     -------------------------------------------
                                     Michael W. Kinley, President
                                     Abstract Oil & Gas Inc.